AGREEMENT AND PLAN OF MERGER


                                      AMONG


                          TELECOM WIRELESS CORPORATION,


                            TCOM VENTURES CORPORATION

                                       AND

                            TCOM WIRELESS CORPORATION

                            DATED AS OF JUNE 14, 2000

                                TABLE OF CONTENTS

                                                                         Page
                                                                        ------

                                    ARTICLE I
                                   THE MERGER

SECTION 1.1   THE MERGER..................................................2
SECTION 1.2   EFFECTIVE DATE..............................................2
SECTION 1.3   CERTIFICATE OF INCORPORATION................................2
SECTION 1.4   BY-LAWS.....................................................3
SECTION 1.5   DIRECTORS...................................................3
SECTION 1.6   OFFICERS....................................................3
SECTION 1.7   ADDITIONAL ACTIONS..........................................3
SECTION 1.8   CONVERSION OF SECURITIES....................................4
SECTION 1.9   NO SURRENDER OF CERTIFICATES................................4

                                   ARTICLE II
                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

SECTION 2.1   ASSUMPTION OF STOCK INCENTIVE PLAN..........................4
SECTION 2.2   RESERVATION OF SHARES.......................................5

                                   ARTICLE III
                              CONDITIONS OF MERGER

SECTION 3.1   CONDITIONS PRECEDENT........................................5

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1   ELECTION OF DIRECTORS.......................................5
SECTION 4.2   STOCK INCENTIVE PLAN........................................6

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

SECTION 5.1   TERMINATION.................................................6
SECTION 5.2   AMENDMENTS..................................................6

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

SECTION 6.1   GOVERNING LAW...............................................6
SECTION 6.2   COUNTERPARTS................................................6
SECTION 6.3   ENTIRE AGREEMENT............................................6

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), entered into as of June 14, 2000, by and among TELECOM WIRELESS CORPORATION, a Delaware corporation (the "Company"), TCOM VENTURES CORPORATION, a Delaware corporation ("Holding") and a direct, wholly owned subsidiary of the Company, and TCOM WIRELESS CORPORATION, a Delaware corporation ("Merger Sub") and a direct, wholly owned subsidiary of Holding.

                             PRELIMINARY STATEMENTS

     1. The Company's authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $0.001 per share (the "Company Common Stock"), of which, as of June 9, 2000, 25,876,436 shares were issued and outstanding and no shares were held in the Company's treasury; and (ii) 25,000,000 shares of preferred stock, par value $0.001 per share, of which 20,000 is currently outstanding.

     2 As of the date hereof, Holding's authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $0.001 per share (the "Holding Common Stock"), of which 100 shares are issued and outstanding and owned by the Company and no shares are held in treasury, and (ii) 25,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding.

     3 As of the date hereof, Merger Sub has an authorized capital stock consisting of (i) 100,000 shares of common stock, par value $0.001 per share (the "Merger Sub Common Stock") of which 100 shares are issued and outstanding on the date hereof and owned by Holding.

     4 The designations, rights and preferences, and the qualifications, limitations and restrictions of the Holding Common Stock are the same as those of the Company Common Stock.

     5 The Certificate of Incorporation of Holding (the "Holding Charter") and the By-laws of Holding (the "Holding By-laws") in effect immediately after the Effective Date (as hereinafter defined) will contain provisions identical to the Amended and Restated Certificate of Incorporation of the Company (the "Company Charter") and By-laws of the Company (the "Company By-laws") in effect immediately before the Effective Date (other than as required by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")).

     6 The directors and executive officers of the Company immediately prior to the Merger (as hereinafter defined) will be the directors and executive officers of Holding as of the Effective Date.

     7 Holding and Merger Sub are newly formed corporations organized for the purpose of participating in the transactions herein contemplated.

     8 The Company desires to create a new holding company structure by merging Company with and into Merger Sub, with (a) the Company continuing as the surviving corporation of such merger and (b) each outstanding share (or any fraction thereof) of Company Common Stock being converted in such merger into a like number of shares of Holding Common Stock, all in accordance with the terms of this Agreement (the "Merger").

     9 The boards of directors of Holding, Merger Sub and the Company, the Company, in its capacity as the sole stockholder of Holding, and Holding, in its capacity as the sole stockholder of Merger Sub, have approved this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Holding and Merger Sub hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

     SECTION 1.1 THE MERGER. In accordance with Section 251(g) of the DGCL and subject to, and upon the terms and conditions of, this Agreement, Company shall, at the Effective Date, be merged with and into Merger Sub, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Date, the effects of the Merger shall be as provided in Section 259 of the DGCL.

     SECTION 1.2 EFFECTIVE DATE. As soon as practicable on or after the date hereof, the parties shall file this Agreement, executed and certified in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective as of the filing of this Agreement with the Delaware Secretary of State (such date and time being referred to herein as the "Effective Date").

     SECTION 1.3 CERTIFICATE OF INCORPORATION. From and after the Effective Date, the Company's Charter, as in effect immediately prior to the Effective Date, shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation's Charter") until thereafter amended as provided therein or by the DGCL, except, in accordance with Section 251(g) of the DGCL, such certificate shall be amended as of the Effective Time to add a NEW Article X as follows:

     VOTE OF STOCKHOLDERS OF TCOM VENTURES CORPORATION REQUIRED TO APPROVE CERTAIN ACTIONS. Any act or transaction by or involving this Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation the approval of the stockholders of this Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of TCOM Ventures Corporation, a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as the case may be.

     SECTION 1.4 BY-LAWS. From and after the Effective Date, the Company By-laws, as in effect immediately prior to the Effective Date, shall constitute the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     SECTION 1.5 DIRECTORS. The directors of the Company in office immediately prior to the Effective Date shall be the directors of the Surviving Corporation and will continue to hold office from the Effective Date until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and By-laws, or as otherwise provided by law.

     SECTION 1.6 OFFICERS. The officers of the Company in office immediately prior to the Effective Date shall be the officers of the Surviving corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Charter and By-laws, or as otherwise provided by law.

     SECTION 1.7 ADDITIONAL ACTIONS. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful actions which may be necessary or appropriate in order to effectuate the Merger, which shall include executing and delivering an Assumption Agreement, effective upon the Merger, in such form as the Company and Holding determine to be appropriate to evidence the Company's assignment to and Holding's assumption of such rights, interests, obligations and liabilities as the Company and Holding determine to be appropriate including, without limitation, those specified in Schedule 1 attached hereto and by this reference made a part hereof. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.8 CONVERSION OF SECURITIES. At the Effective Date, by virtue of the Merger and without any action on the part of Holding, Merger Sub, the Company or the holder of any of the following securities:

     (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock (or fraction of a share of Company Common Stock) issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Holding Common Stock.

     (b) CONVERSION OF CAPITAL STOCK OF MERGER SUB. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value one cent ($0.01) per share, of the Surviving Corporation.

     (c) CANCELLATION OF CAPITAL STOCK OF HOLDING. Each share of Holding Common Stock that is owned by the Company immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

     (d) RIGHTS OF CERTIFICATE HOLDERS. From and after the Effective Date, holders of certificates formerly evidencing Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law; except, however, that such holders shall have the rights set forth in Section
1.9 herein.

     SECTION 1.9 NO SURRENDER OF CERTIFICATES. Until thereafter surrendered for transfer or exchange, each outstanding stock certificate that, immediately prior to the Effective Date, evidenced Company Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Holding Common Stock into which such shares of Company Common Stock were converted pursuant to the provisions of Section 1.8(a) herein.

                                   ARTICLE II
                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

     SECTION 2.1 ASSUMPTION OF DERIVATIVE SECURITIES. Upon the Effective Date, Holding shall assume and continue the stock option plans and agreements and all other employee benefit plans of the Company. Each outstanding and unexercised option, stock purchase warrant or other right to purchase or security convertible into Company Common Stock shall become an option or right to purchase or a security convertible into Holding Common Stock on the basis of one share of Holding Common Stock for each share of Company Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Company option, stock purchase right or convertible security at the Effective Date. There are no options, purchase rights for or securities convertible into Preferred Stock of the Company.

     SECTION 2.2 RESERVATION OF SHARES. On or prior to the Effective Date, Holding shall reserve sufficient authorized but unissued shares of Holding Common Stock for issuance upon the exercise of options, warrants, other stock purchase rights and convertible securities equal to the number of shares of Company Common Stock so reserved immediately prior to the Effective Date.

                                   ARTICLE III
                              CONDITIONS OF MERGER

     SECTION 3.1 CONDITIONS PRECEDENT. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto of each of the following conditions:

     (a) Prior to the Effective Date the board of directors of the Company shall have determined, based on the opinion of Vanderkam & Sanders, counsel to the Company, in form and substance satisfactory to the Company, that, for United States federal income tax purposes, no gain or loss will be recognized by the stockholders of the Company.

     (b) Prior to the Effective Date, no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

                                   ARTICLE IV
                                    COVENANTS

     SECTION 4.1 ELECTION OF DIRECTORS. The Company, in its capacity as the sole stockholder of Holding, shall elect each person who is then a member of the board of directors of the Company as a director of Holding (and to be the only directors of Holding), each of whom shall serve until the next annual meeting of shareholders of Holding and until his successor shall have been elected and qualified or until such director's early resignation or removal.

     SECTION 4.2 STOCK INCENTIVE PLAN. The Company and Holding shall take or cause to be taken all actions necessary or desirable in order for Holding to assume the obligations of the Company with respect to the Derivative Securities and the obligations identified in Schedule 1 hereto.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

     SECTION 5.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Date by action of the board of directors of the Company, Holding or Merger Sub if it is determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company, Holding or Merger Sub nor their respective stockholders, directors or officers shall have any liability or rights with respect to such termination and abandonment.

     SECTION 5.2 AMENDMENTS. This Agreement may be supplemented, amended or modified by the mutual consent of the boards of directors of the parties to this Agreement; provided, however, that, any amendment effected subsequent to stockholder approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     SECTION 6.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     SECTION 6.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     SECTION 6.3 ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, Holding, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by the respective officers thereunto duly authorized.

                           "Company":

                           TELECOM WIRELESS CORPORATION


                           By:
                           Name:    Calvin D. Smiley
                           Title: President and Chief Executive Officer

                           "Holding":

                           TCOM VENTURES CORPORATION


                           By:
                           Name:    Calvin D. Smiley
                           Title: President and Chief Executive Officer

                           "Merger Sub":

                           TCOM WIRELESS CORPORATION


                           By:
                           Name:    Calvin D. Smiley
                           Title: President and Chief Executive Officer

                              CERTIFICATE OF MERGER
                                       OF
                            TCOM WIRELESS CORPORATION
                                      INTO
                          TELECOM WIRELESS CORPORATION

     Pursuant to Sections 103 and 251 of the Delaware General Corporation Law

     TCOM WIRELESS CORPORATION, a Delaware corporation ("Company"), which desires to merge with TELECOM WIRELESS CORPORATION, a Delaware corporation ("Merger Sub"), pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware (the "Merger"), hereby certifies as follows:

1.   The  names  and  states  of   incorporation  of  each  of  the  constituent
     corporations of the Merger are as follows:

                    Name                        State Of Incorporation
                   ------                      -------------------------

         TELECOM WIRELESS CORPORATION                Delaware
         TCOM WIRELESS CORPORATION                   Delaware

2. The Agreement and Plan of Merger by and among TCOM VENTURES CORPORATION, TELECOM WIRELESS CORPORATION. and TCOM WIRELESS CORPORATION dated as of June 14, 2000 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of TCOM and Merger Sub pursuant to Section 251 of the General Corporation Law of the State of Delaware. The Agreement and Plan of Merger to be filed is attached.

3. The name of the surviving corporation (the "Surviving Corporation") is TELECOM WIRELESS CORPORATION, a Delaware corporation. The Certificate of Incorporation of TELECOM WIRELESS CORPORATION as in effect on the date of the Merger shall be the Certificate of Incorporation of the Surviving Corporation with the insertion in the Certificate of Incorporation of a new
     Article X, to read as follows:

          VOTE OF STOCKHOLDERS OF TCOM VENTURES CORPORATION REQUIRED TO APPROVE CERTAIN ACTIONS. Any act or transaction by or involving this
          Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation the approval of the stockholders of this Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of TCOM Ventures Corporation, a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the State of Delaware or this Certificate of Incorporation, as the case may be.

4. The Merger shall be effective as of the date of filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

5. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 5299 DTC Boulevard, Suite 1120, Englewood, CO 80111.

6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of TCOM or of Merger Sub.

Dated:   June 14, 2000

                                TELECOM WIRELESS CORPORATION



                                By:
                                     ---------------------------------------
                                Name:  Calvin D. Smiley
                                Title: President and Chief Executive Officer